EXHIBIT 3.3

SUBSCRIPTION AGREEMENT

KOKOS GROUP INC.

One World Trade Center

121 Southwest Salmon Street, Suite 1100

Portland, Oregon 97204

Telephone Number: (503) 471-1332

A. Instructions.

Each person considering subscribing for the Shares should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on 120 days from ________, 201_ or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company by up to an additional 90 days). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B. Communications.

All documents and check should be forwarded to:

Please make check payable to:	Kokos Group Inc.

Please Send To:	Jeoffrey C. Baterina, Kokos Group Inc. One World Trade Center, 121 Southwest Salmon Street Suite 1100, Portland, Oregon 97204, USA Telephone No.: (503) 471-1332

THE PURCHASE OF SHARES OF KOKOS GROUP INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF KOKOS GROUP INC. SHARES SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.

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SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation's Effective Final Prospectus filed on Form S-1 and dated on or around _________________, 201_.

Total Number of Shares to be Purchased: _________________________________

Amount to be Paid: (price of $0.03 per Share): _____________________________

IN WITNESS WHEREOF: the undersigned has executed this Subscription Agreement this ________ of _________________________, 201_.

NAME: (PRINT) as it should appear on the Certificate: ____________________________________

ADDRESS: _____________________________________________________________________

If Joint Ownership, check one (all parties must sign above):

☐ Joint Tenants with Right of Survivorship

☐ Tenants in Common

☐ Community Property

If Fiduciary or a Business or an Organization, check one:

☐ Trust

☐ Estate

☐ Power of Attorney

Name and Type of Business Organization: ____________________________

IDENTIFICATION AUTHENTICATION REQUIRED:

Below is my (circle one) Social Security # - Passport # - Drivers’ License # - Tax ID # - Other ___________________# _____________________________

SIGNATURE: ___________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of KOKOS GROUP INC. this _______ day of ____________________________, 201_.

By:     ________________________________

           Jeoffrey C. Baterina,

           President

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